Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

ante5, Inc.

Las Vegas, Nevada

We consent to the use in this registration statement of ante5, Inc., of our report dated April 2, 2010, on the consolidated financial statements of ante4, Inc., formerly WPT Enterprises, Inc., as of January 3, 2010 and December 28, 2008, and for each of the two years then ended.

PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern
Certified Public Accountants
Las Vegas, Nevada
April 20, 2010